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                                                                  Exhibit 4.5(a)

         LIST OF PURCHASERS WHO ENTERED INTO ADDITIONAL INVESTMENT RIGHT
                  REFERENCED IN EXHIBIT 4.5 WITH THE REGISTRANT

1. Cranshire Capital, L.P.

2. Omicron Master Trust

3. Vertical Ventures LLC

4. Truk International Fund, LP

5. Truk International Opportunity Fund, LLC

6. AS Capital Partners, LLC

7. Basso Equity Opportunity Holding Fund Ltd.

8. SRG Capital, LLC

9. Crescent International LTD

10. Bristol Investment Fund, Ltd